EXHIBIT 99.1

consistency builds value David Taber - President & Chief Executive Officer

Page 4 of Page 4

Forward-Looking Statements
Sandler O'Neill & Partners
West Coast Financial Services Conference - March 11, 2008
Forward-Looking Statements: Certain statements contained herein are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in reports filed on Forms 10-Q and 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as may be required by law.

Company Overview
NASDAQ-GS Symbol AMRB
Founded 1983
Headquarters Rancho Cordova, CA
a Suburb of Sacramento
Total Assets $574 million
Market Capitalization $96 million
Average Volume 4,046 shares per day
Dividends Per Share $0.60 per year
Shares Outstanding 5,540,002
Inside Ownership 10.60%
Institutional Ownership 14.18%

Northern California Footprint

Strategic Direction
Organic Growth in Markets We Currently Serve
o Outwork Competition
o Engaged Employees
o Emphasize Business Banking
o Low-Cost Core Deposits
o Focus on Credit Quality
o Common Sense Real Estate Lending
o Managing Overhead
o Active Capital Management

Strong Performance Over Time Earnings

Diversified Loan Portfolio
Total Loan Portfolio
As of December 31, 2006
Commercial 22%
Bus Property Loans 23%
Construction & Land Development 23%
Other 10%
Investor CRE 22%
As of December 31, 2007
Commercial 26%
Bus Property Loans 27%
Construction & Land Development 16%
Other 10%
Investor CRE 21%

Diversified Loan Portfolio
R/E Construction & Land Development Portfolio
Construction & Land Dev. 16%

Construction Spec (1-4 SFR) $14.6M
Construction (1-4 SFR) $15.2M
Commercial Land $3.6M
SFRA & D $11.4M
SFR Land $7.6M
Construction (Comm Property) $13.6M

Diversified Loan Portfolio
Solid Credit Quality
2003 2004 2005 2006 2007
Net chargeoffs to average loans and leases 0.08% 0.08% 0.04% 0.03% 0.11%
Nonperforming loans and leases to total loans and leases 0.07% 0.07% 0.02% 0.02% 1.86%
Allowance for loan and lease losses 1.48% 1.54% 1.53% 1.51% 1.47%

Excellent Core Deposit Base
Core Deposit Mix
Interest Checking 10%
Money Market 28%
Savings 8%
Time 26%
Noninterest-Bearing 28%
Average non-interest checking account
$18,000
Average interest checking
$15,000
Average money market account
$105,000

Strategies for a Challenging Banking Environment
Margin Pressure
Low-Cost Core Deposits
Managing Overhead
Active Capital Management
Emphasize Relationship Banking
Plenty of Competition
Outwork Competition
Engaged Employees
Opportunistic Fill-in
Soft Housing Market
Common Sense Real Estate Lending
Diversified Loan Portfolio
Solid Credit Quality

Execute Plan Grow Relationship Banking o Core Deposits o Common Sense Loans Manage Capital o Buybacks o Cash Dividends Control Overhead o Efficiency o Effectiveness Focus on Strong Credit